[Exhibit 10.3]

         Software Development & Consulting Agreement

THIS AGREEMENT ("Agreement") is made on the 23rd day of October, 2003, by and between UniPro Financial Services, Inc., ("UniPro") and MCM Systems Corporation ("MCM") both parties being Florida corporations and maintain their corporate offices in the State of Florida.

The parties agree that MCM is acknowledged to be the owner and primary software developer for the eBroker system (the
"Product") and its future enhancements.

1.0 Product. MCM developed the Product, and by a separate contemporaneous agreement (the Exclusive Marketing Agreement) has granted to UniPro the worldwide exclusive rights to market the completed Product; which shall not be substituted, modified, or otherwise changed from the specifications in existence at the time said transaction is Closed, without prior consultation with UniPro.

2.0 Term. This Agreement shall be in effect commencing on the Closing date of the Exclusive Marketing Agreement, and shall remain in effect for the duration (including automatic renewal terms) of that Exclusive Marketing Agreement. This Agreement may also be terminated earlier pursuant to the provisions hereof notwithstanding any provisions to the contrary.

3.0 Software Development & Consulting.

  3.1 All software development ("Product Enhancements") to be performed for the benefit of the Product by MCM shall be subject to acceptance by UniPro.

  3.2 No such enhancements shall be installed into the Product's programming until approved in writing by UniPro.

  3.3. All enhancements of the Product developed by MCM shall be deemed part of the Product.

  3.4 MCM agrees to provide its development services and give
UniPro such assistance as may be required regarding the sales and marketing of the Product.

  3.5 MCM agrees to give priority to its performance pursuant to this agreement.

4.0 Compensation. The parties acknowledge that UniPro has paid the sum of Twenty-Five Hundred ($2,500) dollars in partial consideration for this Agreement. Additionally, effective on the Closing Date of the contemporaneous Exclusive Marketing Agreement, the parties shall participate on an equal basis in the net revenues generated by future sales of the Product. MCM assumes full responsibility for the costs of all future Product Enhancements.

5.0 Payment. UniPro shall pay to MCM its share of the net revenues on a monthly basis, unless otherwise agreed to in writing by the parties. Each Invoice is payable within twenty
(20) days from the date of receipt.

6.0 Exclusivity. MCM agrees that the Product Enhancements it develops will be for and shall be exclusively provided to UniPro; and that MCM shall not supply, distribute or sell the Product or any of its future Enhancements to any third parties.

7.0 Quality Control. MCM assures that it will provide strict quality control over its development of Product Enhancements. MCM further agrees to require all of its production personnel to be properly trained and qualified to produce the Product Enhancements.

8.0 Representation and Warranties of MCM. MCM represents and warrants, which warranties and representations will survive the term of this Agreement:

        8.1  that   the   Product   will   conform   to   all
specifications, and will be merchantable, free from defects and will be fit for the purpose intended;

       8.2   that  the Product has  been  developed and is to
be delivered in  full  compliance with all applicable federal
(US),  state and local statutes, rules and regulations   (the
"Regulations");

       8.3   that   MCM  has  or  will  maintain   sufficient
facilities and capacity to develop Product Enhancements in accordance with this Agreement.


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        8.4  that  MCM  is  authorized  to  enter  into  this
Agreement,  that MCM's execution of this Agreement  has  been
duly   approved  by  all  applicable  procedures,  that  this
Agreement constitutes a legal, valid and binding obligation of MCM, and that to MCM's knowledge this Agreement will not violate the rights of any third party.
The aforesaid warranties shall be in additional to all other warranties, express, implied or statutory and in addition to
all  obligations  contained in this Agreement.   Payment  for
inspection of, or receipt of the Product by UniPro shall not constitute a waiver of any breach or warranty.

       9.0 Representations and Warranties of UniPro. UniPro represents and warrants, which warranties and representations will survive the term of this Agreement:

       9.1 that UniPro has, or will have the right to use the various trade name, trademarks and logos (the "Marks") pursuant to any required third party license agreements, for the manufacture of the Product throughout the Initial Term of this Agreement and any Renewal Term hereof;

        9.2 that UniPro is free to enter into this Agreement, that UniPro's execution of this Agreement has been duly approved by all applicable corporate procedures, that this Agreement constitutes a legal, valid and binding obligation of UniPro, and that to UniPro's knowledge this Agreement will not violate the rights of any third party. These warranties shall be in addition to all other warranties, express, implied or statutory and in addition to all obligations contained in this Agreement.

        9.3 that UniPro shall use its best efforts to market and promote the Product, including as necessary raising third party financing to fund such efforts.

10.0 Default and Termination.

     10.1  In the event that either party:

     (a)  breaches  any term  or condition of this Agreement;
or

     (b) abuses or misrepresents its status regarding the Product Enhancements to the detriment of the other party, or

     (c) becomes the subject of a ny proceeding under the Bankruptcy Act, becomes insolvent or any assignment is made for the benefit of creditors or a trustee is appointed for all or any portion of the party's assets, or

     10.2 The failure to terminate the Agreement upon the occurrence of one or more of these events of default by a party shall not constitute a waiver or otherwise affect the right of the non-breaching party to terminate the Agreement as a result of a continuing or subsequent failure or refusal by the breaching party to comply with any such obligations. Failure by the non-breaching party to exercise any of its rights or remedies hereunder or to insist on strict compliance with any of the terms of this Agreement shall not constitute a waiver of any of the terms or conditions of this Agreement with respect to any other subsequent breach nor shall it constitute a waiver by the non-breaching party of its rights at any time thereafter to require strict compliance with the terms of this Agreement.

      10.3 Upon termination, the parties shall make any outstanding payments which may be due to each of the other.

11.0 Indemnity.

  11.1 Both parties agree to indemnify and hold harmless the other party and, its officers, directors, employees and agents, and other users of the Product harmless from all claims, demands, losses, liability, suits at law or in equity, costs and expenses, including reasonable attorney's fees, resulting from injury, illness and/or death caused, in whole or in part, by contact with, use and/or consumption of the Product, unless (and then only to the extent) such injury, illness and/or death is caused by the sole negligence or misconduct. In the event of any claim, threatened claim, or notification of either which may be the subject of indemnification provided for in this Section, prompt written notices thereof shall be provided to the other party.


         [Exhibit 10.3 - Pg. 2]


  11.2 The provisions of this Section 11 and the indemnity hereunder, shall survive this Agreement and any performance hereunder.

12.0 Confidentiality. All terms and conditions of this Agreement shall remain confidential between MCM and UniPro. Each party acknowledges that during the course of carrying out this Agreement, it may receive confidential and proprietary information related to the other party's business, created or provided by the other party ("Confidential Information"). Confidential Information includes any information, designs, data or know-how that a party has designated as proprietary and/or confidential, or that, by the nature of the circumstances surrounding the disclosure, ought to be treated as exclusive property of the other party and undertakes to retain in confidence all Confidential Information. Each party's obligations under this Section 12 shall survive expiration and termination of the Agreement and any amendments thereto.

13.0 Miscellaneous Provisions.

  13.1 Independent Contractor Relationship. MCM and UniPro are independent contracting parties and this Agreement does not create a relationship of principal and agent, partners, joint ventures or employer and employee between UniPro and MCM. MCM shall have no authority to bind or otherwise obligate UniPro in any manner nor shall MCM represent to anyone that it has a right to do so.

  13.2 Severability. The provisions of the Agreement are severable and the Agreement shall be interpreted and enforced as if all completely invalid or unenforceable provisions were not contained in the Agreement, and partially valid and enforceable provisions shall be enforced to the extent that they are valid and enforceable.

14.0 Entire Agreement. The Agreement constitutes the entire written Service & Consulting Agreement between the parties and supersedes any and all prior negotiations, understandings and/or agreements, oral or written, between the parties to this Agreement with respect to the subject matter of this Agreement. The parties agree that neither party is relying on any statement or promise not contained in this Agreement.

15.0 Amendments in Writing. Neither the Agreement nor any of its provisions may be waived, modified or amended except by an instrument in writing signed by the parties to this Agreement.

16.0 Assignment. The Agreement shall be binding upon and shall inure to the benefit of the parties to this Agreement, provided, however, it shall not be assigned by either UniPro or MCM, without the prior written consent of the other party.

17.0 Applicable Law. The parties agree that all terms, conditions and provisions of this Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

18.0 No Delegation of Authority. MCM shall not subcontract or otherwise permit third parties to produce the Product Enhancements or to perform its obligations under this Agreement, without the prior written consent of UniPro.

19.0 Cumulative Remedies. The rights and remedies above provided to either party shall be cumulative in addition to all other rights and remedies available to either party in law and in equity.

20.0 Notices. Whenever a provision is made under this Agreement for any demand, notice or declaration of any kind, or where it is deemed desirable or necessary by either party to give or serve any such notice, demand or declaration to the other party, it shall be in writing and served either personally or sent by United States mail, certified, postage prepaid, addressed to the address as either party may advise the other from time to time. It shall be deemed delivered upon receipt.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

UniPro Financial Services, Inc.        MCM Systems Corporation

By: __/s/ Harvey Judkowitz______       By:___/s/ Willis Hale_______
    Harvey Judkowitz, President           Willis B. Hale, President


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